SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT - December 6, 2000
                        (Date of Earliest Event Reported)

                            JACKPOT ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


                           Commission File No. 1-9728

Nevada                                      88-0169922
---------------------------------           -----------------------------------
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

8750 N. Central Expressway, #600
Dallas, Texas                               75231
---------------------------------           -----------------------------------
(Address of principal                       (Zip code)
 executive offices)


Registrant's telephone number, including area code:  (214) 696-8830


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(Former name or former address, if changed since last report)

Item 5.  Other Events.
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      An annual meeting (the "Annual Meeting") of the stockholders of Jackpot
Enterprises, Inc., a Nevada corporation (the "Company"), was held on December 6, 2000. At the Annual Meeting, Allan R. Tessler, Chairman and Chief Executive Officer of the Company, announced that he had purchased approximately 65,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") on or about December 5, 2000, and further announced that he may continue to purchase additional shares of Common Stock.

      With respect to the Company's investment in InterWorld Corporation ("InterWorld"), Mr. Tessler indicated that the Company was in the process of attempting to acquire InterWorld and would hope to complete an agreement soon.

      At the Annual Meeting the Company's name change to J Net Enterprises, Inc. was approved.

      The slide materials presented at the Annual Meeting will be available on the Company's web site at www.jnettech.com. The slide materials include detail with respect to each of the Company's minority businesses.

Item 7.  Financial  Statements, Pro Forma Financial Information and Exhibits.
------   -------------------------------------------------------------------

        (c)   Exhibits.
              --------

              20.1 Slide materials presented at the Annual Meeting are available from the Company.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          JACKPOT ENTERPRISES, INC.


                                          By:   /s/ Mark W. Hobbs
                                                -----------------
                                                Name:   Mark W. Hobbs
                                                Title:  President

Dated: December  6, 2000